April 18, 2013

Re:	Eos Petro, Inc. Loan

Dear Vicki P. Rollins:

Reference is made to the Loan Agreement dated June 18, 2012, as subsequently amended (the “Loan”) by and between Eos Petro, Inc. (“Eos”) and Vicki P. Rollins (“Lender,” collectively referred to with Eos as the “Parties”).

You are hereby requested in this letter (this “Letter Agreement”) to indicate your agreement to, and acknowledgement of, the following:

1.	The Parties hereby agree that the maturity date of the Loan is extended to August 31, 2013.
2.	The Parties hereby acknowledge that the following is a complete and accurate summary of the amount loaned to Eos under the Loan, the interest accruing thereon, the maturity date of the Loan, as amended by this Letter Agreement, and any consideration given or promised to be given to Lender under the Loan through the date first written above:

On June 18, 2012, Eos entered into the Loan to obtain a $350,000 loan from Lender. The maturity date of the Loan is August 31, 2013, and the Loan and accrues interest at 6% per annum. In the event that the Loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest thereon will begin to accrue interest at a rate of 18% per annum. Eos agreed to issue to Lender 175,000 warrants to purchase common stock with an exercise price of $2.50 and a two-year term. These warrants were converted into warrants of Cellteck, Inc., Eos’ parent company, with substantially similar terms on October 12, 2012, pursuant to the terms of a merger agreement between Cellteck, Inc. and Eos.

Please acknowledge your agreement to, and acceptance of, the foregoing by signing this Letter Agreement below. Please return a signed copy to the undersigned, it being agreed that this Letter Agreement may be executed in counterparts and signatures received by electronic transmission shall have the same effect as original signatures.

Sincerely,

NIKOLAS KONSTANT, signing in his
individual capacity and as the CEO of Eos
Petro, Inc., a Delaware corporation

/s/ Nikolas Konstant

ACKNOWLEDGED AND AGREED TO ON APRIL 18, 2013 BY:

Vicki P. Rollins

By:	/s/ Vicki Rollins
Name:	Vicki P. Rollins

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